EXHIBIT 2.3


           CERTIFICATE   OF AMENDMENT OF ARTICLES OF INCORPORATION
                      (Before payment of any Capital)


1) He is the President of S & W Enterprises & Investments, Inc. a Nevada Corporation.

2) The Original Articles were filed in the Office of the Secretary of State on January 24, 1995.

3) As of the date of this certificate no part of' the capital of the corporation has been paid.

4) Board of Directors hereby adopts the following amendment to the Articles of Incorporation of the corporation in that the name of the Corporation shall be changed to:

                          Arundle Associates, Inc.


Signature: /s/ Robert Sturges
-----------------------------------


ACKNOWLEDGMENT
STATE OF NEVADA
COUNTY OF CLARK


On November 10, 1997 personally appeared before me a Notary Public Robert Sturges, President, who acknowledged he executed the above instrument on behalf of said Corporation

                                                /s/ Alan Herbert Russell
                                            -----------------------------------
                                                        NOTARY PUBLIC